UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2010

DISCOVER FINANCIAL SERVICES

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33378

Delaware	36-2517428
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2500 Lake Cook Road, Riverwoods, Illinois 60015

(Address of principal executive offices, including zip code)

(224) 405-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 11, 2010, Discover Financial Services (the “Company”) and Morgan Stanley entered into a Settlement Agreement and Mutual Release, in which each party released and discharged the other party from claims related to the sharing of proceeds from the antitrust suit against Visa and MasterCard. This summary description is qualified in its entirety by the Settlement Agreement and Mutual Release, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

On the same day, the Company and Morgan Stanley entered into a First Amendment to the Separation and Distribution Agreement dated as of June 29, 2007 (the “First Amendment”). The First Amendment amends Schedule 2 to the Separation and Distribution Agreement (the “Special Dividend Provision”) to provide that payments that Morgan Stanley receives from the Company in connection with the settlement of the antitrust litigation with Visa and MasterCard shall not exceed a total of $775 million, inclusive of any accrued and unpaid interest and fees under the agreement. This summary description is qualified in its entirety by the First Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

In addition, on the same day, the Company paid Morgan Stanley $775 million from restricted cash held in an escrow account in complete satisfaction of its obligations under the Special Dividend Provision.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Settlement Agreement and Mutual Release between Discover Financial Services and Morgan Stanley, dated February 11, 2010

10.2	First Amendment to the Separation and Distribution Agreement dated as of June 29, 2007 between Discover Financial Services and Morgan Stanley, dated February 11, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVER FINANCIAL SERVICES

Dated: February 12, 2010	By:	/s/ Kelly McNamara Corley
Name: Kelly McNamara Corley
Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Settlement Agreement and Mutual Release between Discover Financial Services and Morgan Stanley, dated February 11, 2010

10.2	First Amendment to the Separation and Distribution Agreement dated as of June 29, 2007 between Discover Financial Services and Morgan Stanley, dated February 11, 2010